UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 10, 2013

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of DiamondRock Hospitality Company (the “Company”) increased the size of the Board from seven members to eight members and appointed Mr. Bruce Wardinski to the Board, effective January 10, 2013, subject to re-election at the next annual meeting of the shareholders to be held in May 2013. Mr. Wardinski has been appointed as a member of each of the Audit, Compensation and Nominating & Corporate Governance Committees.

Mr. Wardinski is the founder and Chairman & Chief Executive Officer of Playa Hotels & Resorts. Prior to forming Playa, Mr. Wardinski served as CEO of Barceló Crestline Corporation from June 2002 until December 2010. Mr. Wardinski is a founding member of the ServiceSource Foundation, a not-for-profit advocacy group representing people with disabilities, and currently serves as the Foundation’s Chairman. He also serves on the Board of Directors of the Wolf Trap Foundation for the Performing Arts. Mr. Wardinski holds a Bachelor of Science in Commerce from the University of Virginia and earned his MBA in Finance from the Wharton School of Business at the University of Pennsylvania.

Effective on January 10, 2013, Mr. Wardinski will become eligible to receive the standard compensation provided by the Company to its other non-employee directors. Additionally, in connection with Mr. Wardinski’s appointment to the Board, the Company and Mr. Wardinski will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of the members of the existing Board. Mr. Wardinski is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a member of the Board, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

ITEM 7.01.	Regulation FD Disclosure.

On January 10, 2013, the Company announced that Mr. Wardinski had been appointed to the Company’s Board of Directors, effective January 10, 2013. A copy of that press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated by reference herein. The press release has also been posted in the investor relations/presentations section of its website at www.drhc.com.

The information in this Item 7.01 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: January 10, 2013	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 10, 2013.